Exhibit 10.3
SECOND AMENDMENT TO AMENDED AND RESTATED
INDUSTRIAL REAL PROPERTY LEASE
     THIS SECOND AMENDMENT TO AMENDED AND RESTATED INDUSTRIAL REAL PROPERTY LEASE (the “Second Amendment”) made as of August 1, 2007, by and between BENNING STREET, LLC, a Delaware limited liability company (“Landlord”), whose address is care of First American Realty, Inc., 100 Central Street, P.O. Box 646, Worcester, Massachusetts 01613-0646, successor in interest to NATIONAL WAREHOUSE INVESTMENT COMPANY (the “Original Landlord”), and THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Tenant”), whose address is 16052 Swingley Ridge Road, St. Louis, Missouri 63017
W I T N E S S E T H:
     WHEREAS, the Original Landlord and Tenant entered into that Amended and Restated Industrial Real Property Lease dated as of August 11, 1988, as amended by a First Amendment to Amended and Restated Industrial Real Property Lease by and between the Original Landlord and Tenant dated as of January 11, 1989 (together, the “Lease”), covering the entire building (consisting of approximately 156,200 square feet of rentable space) located at 82 Benning Street, West Lebanon, New Hampshire, together with the parcels on which the building is located; and
     WHEREAS, the Lease is evidenced by a Memorandum of Lease dated June 6, 1988 and recorded in the Official Records of Grafton County, New Hampshire at Book 1743, Page 486; and
     WHEREAS, the property leased to Tenant pursuant to the Lease was purchased by Landlord as of December 30, 2003 and Landlord is now the Landlord under the Lease; and
     WHEREAS, Tenant extended the Lease Term in accordance with the applicable provisions of the Lease for an initial five (5) year Extension Period ending on June 30, 2008; and
     WHEREAS, Landlord and Tenant have agreed to (a) provide for a second extension period of three (3) years commencing as July 1, 2008 at an agreed-upon Base Monthly Rent; (b) provide for two (2) additional five (5) year Extension Periods under the Lease and (c) to make certain other revisions to the Lease.
     NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
     1. Landlord Party. Tenant acknowledges and agrees that as of December 30, 2003 all references to Landlord in the Lease refer to Benning Street, LLC, a Delaware limited liability company, whose address is care of First American Realty, Inc., 100 Central Street, P.O. Box 646, Worcester, Massachusetts 01613-0646.

     2. Notice Addresses. It is acknowledged and agreed that the addresses of Landlord and Tenant for the giving of notices pursuant to Section 16.7 of the Lease shall be, until a further change in address by written notice of a party, as follows:

Landlord:	Benning Street, LLC
c/o First American Realty, Inc.
100 Central Street, P.O. Box 646
Worcester, MA 01613-0646
[Phone:(508) 798-8844]
[Fax: (508) 756-4080]

Tenant:	Thermal Dynamics Corporation
c/o Thermadyne Holdings Corporation
Attn: General Counsel
16052 Swingley Ridge Road, Suite 300
St. Louis, MO 63017
[Phone:(636)728-3133]
[Fax: 636-728-3010]
     3. Exercise of Second Extension Period. Tenant hereby irrevocably exercises its option to extend the Lease Term for the Second Extension Period and Landlord acknowledges that the Lease Term is hereby extended for the Second Extension Period.
     4. Amendment of Certain Lease Provisions. The Lease is amended as follows:
     (a) Section 1 .l(c) of the Lease is amended to read in its entirety as follows:
     “CPI Adjustment Date. The term “CPI Adjustment Date” shall mean the following dates: (a) that date 121 months after the first day of the first full calendar month following the Commencement Date; (b) the first day of the First Extension Period; (c) the first day of the Third Extension Period; and (d) the first day of the Fourth Extension Period.”
     (b) The following is added to the end of Section 3.1 of the Lease:
“Notwithstanding the foregoing, the Landlord and the Tenant agree that the Base Monthly Rent during the Second Extension Period shall be as follows:

Time Period	Monthly Rent Amount
July 1, 2008 — June 30, 2009	$104,000.00
July 1,2009 — June 30, 2010	$91,000.00
July 1,2010 — June 30, 2011	$78,000.00”
     (c) The first sentence of Section 16.10 is hereby amended to read in its entirety as follows:

“Provided there exists no uncured default by Tenant under this Lease, Tenant shall have the option to extend the Lease as follows: (a) for an initial extension period of five (5) years commencing on July 1, 2003 and ending on June 30, 2008 (the “First Extension Period”); (b) for a second extension period of three (3) years commencing on July 1, 2008 and ending on June 30, 2011 (the “Second Extension Period”); (c) a third extension period of five (5) years commencing on July 1, 2011 and ending on June 30, 2016 (the “Third Extension Period”); and (d) a fourth extension period commencing on July 1, 2016 and ending on June 30, 2021 (the “Fourth Extension Period”) (the First Extension Period, the Second Extension Period, the Third Extension Period and the Fourth Extension Period are each referred to herein as an “Extension Period”).”
     (d) Section 16.11 (a) of the Lease is hereby replaced in its entirety by inserting in its place the following Section 16.11 (a) through (c):
     “(a) Effective on each CPI Adjustment Date except for that CPI Adjustment Date which is the first day of the Third Extension Period, the Base Monthly Rent shall be the sum of (i) the Base Monthly Rent for the immediately preceding month payable under paragraph 3.1 hereof plus (ii) the product obtained by multiplying such Base Monthly Rent by the percentage increase in the Consumer Price Index measured from the last month for which the Consumer Price Index is published immediately preceding the month ending five (5) years prior to such CPI Adjustment Date to the last month for which the Consumer Price Index is published immediately preceding the CPI Adjustment Date in question.
     (b) Effective on the CPI Adjustment Date which is the first day of the Third Extension Period, the Base Monthly Rent shall be the sum of (i) $91,000.00 plus (ii) the product obtained by multiplying such Base Monthly Rent by the percentage increase in the Consumer Price Index measured from the last month for which the Consumer Price Index is published immediately preceding the commencement of the Second Extension Period to the last month for which the Consumer Price Index is published immediately preceding the first day of the Third Extension Period.
     (c) Notwithstanding subparagraphs (a) and (b) above, in no event shall the Base Monthly Rent (i) after the CPI Adjustment Date applicable to the First Extension Period be less than one hundred twenty percent (120%) nor more than one hundred twenty-five percent (125%) of the Base Monthly Rent for the month immediately preceding each such CPI Adjustment Date, (ii) with respect to the CPI Adjustment Date applicable to the Third Extension Period only, in no event shall the Base Monthly Rent be less than one hundred nine percent (109%) nor more than one hundred twelve percent (112%) of $91,000.00 and, (iii) with respect to the Fourth Extension Period only, in no event shall the Monthly Base Rent be less than one hundred fifteen percent (115%) nor more than one hundred twenty percent (120%) of the Base Monthly Rental for the month immediately preceding such CPI Adjustment Date.”
     5. Capital Improvement. Landlord shall provide Tenant with a one-time reimbursement of $50,000.00 with respect to certain capital improvements to Leased Premises made by Tenant, such reimbursement to be payable within forty-five (45) days of commencement of the Second Extension Period.
     6. Guarantor’s Consent and Affirmation. Thermadyne Holdings Corporation hereby consents to the foregoing and affirms that it is the guarantor of the Lease, as amended hereby, pursuant to an Amended and Restated Continuing Lease guaranty of Palco Acquisition Company dated as of August 11, 1988 as successor-in-interest to Palco Acquisition Company.
     7. Authority of Parties. By executing this Second Amendment, Landlord and Tenant represent to each other that: (i) it is authorized to enter into, execute and deliver this Second Amendment and perform its obligations hereunder; (ii) this Second Amendment is binding and enforceable in accordance with its terms; (iii) the person signing on its behalf is duly authorized to execute this Second Amendment and (iv) no other signatures or approvals are necessary in order to make all of its representations contained in this section true and correct.
     8. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the same meanings set forth in the Lease.
     9. Entire Agreement. The Lease, as hereby amended, shall remain in full force and effect pursuant to its terms and provisions as set forth herein.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to Amended and Restated Industrial Real Property Lease to be executed by its duly authorized representative as a sealed instrument as of the day and year first above written.

BENNING STREET, LLC, a Delaware limited liability company

By:	First American Realty, Inc., a Massachusetts corporation, its Manager

By:	/s/ Philip O. Shwachman, Philip O. Shwachman,
President and Treasurer

THERMAL DYNAMICS CORPORATION, a Delaware corporation

By:	/s/ Paul D. Melnuk Paul D. Melnuk
Chief Executive Officer

THERMADYNE HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ Paul D. Melnuk

Paul D. Melnuk
Chairman and Chief Executive Officer

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